Exhibit 10.45

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

This SECOND Amendment to EMPLOYMENT Agreement (this “Amendment”) is made and entered into as of February 4, 2025 but effective as of January 1, 2025 (the “Amendment Date”), by and between Surf Air Mobility Inc., a Delaware corporation (the “Company”), and Oliver Reeves (“Executive” and, together with the Company, each a “Party” and collectively, the “Parties”), with reference to the following facts:

A. The Company and Executive are parties to that certain Employment Agreement dated as of December 21, 2023, but effective as of January 1, 2024, as amended by that certain Amendment to Employment Agreement dated as of May 20, 2024 (the “Original Agreement”) (capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Original Agreement).

B. The Parties now wish to amend the Original Agreement in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Effective as of the Amendment Date, the second sentence of Section 3.1 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Executive’s Base Salary shall be at an annualized rate of Five Hundred Thousand Dollars ($500,000.00).”

2. Effective as of the Amendment Date, the third sentence of Section 3.2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Executive’s target Incentive Bonus amount for a particular fiscal year of the Company shall equal (x) two hundred percent (200%) multiplied by (y) the sum of (a) Executive’s Base Salary payable by the Company to Executive for that fiscal year plus (b) the Guaranteed Bonus; provided that Executive’s actual Incentive Bonus amount for a particular fiscal year shall be determined by the Board (or its delegate) in its sole discretion, based on performance objectives (which may include Company, business unit or division, financial, strategic, individual or other objectives) established with respect to that particular fiscal year by the Board (or its delegate) or such other factors it may consider relevant in the circumstances.”

3. Effective as of the Amendment Date, the following is hereby added as a new Section 3.4 to the Original Agreement:

“Guaranteed Bonus. During the Period of Employment, in addition to the Base Salary and any Incentive Bonus that shall be approved by the Company pursuant to Section 3.2 hereof, Executive shall receive a guaranteed bonus of One Hundred Fifty Thousand Dollars ($150,000.00) per year (the “Guaranteed Bonus”), which shall be paid in two equal semi-annual installments of Seventy-Five Thousand Dollars ($75,000.00) each on June 30 and December 31 of each year, less such deductions or offsets required by applicable law, rule or regulation or otherwise authorized by Executive.”

Exhibit 10.45

4. Effective as of the Amendment Date, Section 4.7 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“[Intentionally Omitted.]”

5. Effective as of the Amendment Date, the first sentence of Section 5.3(b)(i) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“The Company shall pay Executive (in addition to the Accrued Obligations), subject to tax withholding and other authorized deductions, an amount equal to the sum of (x) 100% of Executive’s Base Salary at the annualized rate in effect on the Severance Date (i.e., the equivalent of 12 months of Executive’s Base Salary) plus (y) 100% of the Guaranteed Bonus.”

6. Effective as of the Amendment Date, (a) subclauses (ii) and (iii) of Section 5.5(a) of the Original Agreement are hereby renumbered as subclauses (iii) and (iv), respectively, and (b) the following is hereby added as a new Section 5.5(a)(ii) of the Original Agreement:

“(ii) (x) Executive’s Guaranteed Bonus for the semi-annual period in which the Severance Date occurs, multiplied by (y) a fraction, the numerator of which is the total number of days in such semi-annual period in which Executive was employed by the Company, and the denominator of which is the total number of days in such semi-annual period; and”

7. Effective as of the Amendment Date, Section 5.5(f)(iv) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“a material breach by the Company of this Agreement, which shall include, without limitation, the Company’s failure to pay the Guaranteed Bonus when due;”

8. Except as expressly amended herein, the terms of the Original Agreement shall remain in full force and effect and the Original Agreement is hereby ratified and confirmed. In the event of a conflict between a provision of the Original Agreement and this Amendment, the provisions of this Amendment shall control.

9. This Amendment may be executed and delivered by facsimile, PDF or other electronic signature and in two or more counterparts, each of which shall be deemed original, but all of which together shall constitute one and the same instrument.

[Signature page follows.]

Exhibit 10.45

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment effective as of the Amendment Date.

SURF AIR MOBILITY INC.

By: /s/ Deanna White

Deanna White

Chief Executive Officer

EXECUTIVE:

/s/ Oliver Reeves

Oliver Reeves

[Signature Page to Second Amendment to Oliver Reeves Employment Agreement]